Exhibit 4.7

AMENDMENT

This AMENDMENT (hereinafter called the “AMENDMENT”) is made and entered into this 14th day of May, 2002 by and between Shionogi & Co.,Ltd., 1-8 Doshomachi 3-chome, Chuo-ku, Osaka, Japan (hereinafter called “SHIONOGI”) and AstraZeneca UK Limited, a U.K. corporation with its registered office at 15 Stanhope Gate, London, W1K 1LN, England (hereinafter referred to as “ASTRAZENECA”) concerning the LICENSE AGREEMENT dated April 20, 1998 by and between SHIONOGI and ASTRAZENECA (formerly Zeneca Limited) (hereinafter called the “AGREEMENT”).

WITNESSETH:

WHEREAS, IPR Pharmaceuticals (“IPR”), to which company ASTRAZENECA has sub-licensed its rights under the AGREEMENT, desired to have a partner in addition to ASTRAZENECA K.K., IPR’s AFFILIATE (as defined in the AGREEMENT) in Japan (“ASTRAZENECA KK”), to market the LICENSED PRODUCTS (as defined in the AGREEMENT) in Japan, and offered to SHIONOGI the first opportunity to be IPR’s marketing partner for the LICENSED PRODUCTS in Japan in accordance with Article 3.10 of the AGREEMENT;

WHEREAS, SHIONOGI showed its desire to co-market the LICENSED PRODUCTS in Japan with IPR;

WHEREAS, IPR is willing to select SHIONOGI as a co-marketing partner for the LICENSED PRODUCTS in Japan under the condition inter alia that certain terms and conditions of the AGREEMENT will be modified; and

WHEREAS, SHIONOGI and ASTRAZENECA are willing to modify the terms and conditions of the AGREEMENT as hereinafter set forth.

NOW THEREFORE, the PARTIES hereto hereby agree as follows:

Unless otherwise expressly provided herein, the capitalised terms wherever used in this AMENDMENT shall have the same meanings as ascribed to them in the AGREEMENT.

1.	Article 4.2 of the AGREEMENT shall be replaced by the following:

“4.2	In addition to the foregoing non-refundable payments, ASTRAZENECA shall pay SHIONOGI, on a country by country basis in the TERRITORY, running royalties equal to the following:

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

(i)	For the first two (2) years after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY: [***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(ii)	For the third (3rd) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY: [***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(iii)
For the fourth (4th) and fifth (5th) years after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(iv)	For the sixth (6th) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY: [***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(v)
For the seventh (7th) year, and for any subsequent year, after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the NET SALES of UCENSED PRODUCTS in such country

For the purposes of all of (i) to (v) above, the calculations for the COMBINATION PRODUCTS shall be made in accordance with the formula described in Article 4.3.

In the event that, in a country in the TERRITORY, as reported by an internationally recognised independent supplier of sales data acceptable to ASTRAZENECA and SHIONOGI, the volume share of non-ASTRAZENECA derived LICENSED PRODUCTS that is commercialised represents [***] percent ([***]%) or more of the total sales of all LICENSED PRODUCTS in that country (hereinafter referred to as the “RELEVANT SHARE”), then the royalty rate in respect of the LICENSED PRODUCTS in that country will be [***] to [***] percent ([***]%), or [***] percent ([***]%) in the first three (3) years, as the case may be.

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

In the event that the RELEVANT SHARE exceeds [***] percent ([***]%), then ASTRAZENECA shall have the right to [***] in the given country.

The PARTIES acknowledge and agree that the foregoing will apply to situations in which, by reason of invalidity or absence of any PATENTS, ASTRAZENECA may be paying royalties based solely on its license to the KNOW-HOW and that the adjustments provided for in this Article have been established by the PARTIES as the means whereby in such a case the value of such license can be determined independently of the PATENTS during the remainder of the royalty period.”

2.	Effective as of the date of execution of this AMENDMENT, Article 5 of the AGREEMENT shall cease to be in effect.

Should the situation contemplated by Section 3, first paragraph, of this AMENDMENT occur, then, as of the date of such occurrence, Article 5 of the AGREEMENT shall be reinstated and enter into force again; provided, however, that the three (3) years period mentioned therein shall count from the date of such reinstatement.

3.
Notwithstanding Section 1 of this AMENDMENT, in the event that ASTRAZENECA has not launched the LICENSED PRODUCTS in Japan by 30 April 2005,Article 4.2 of the AGREEMENT, as amended in accordance with this AMENDMENT, shall as of the date now mentioned, but applying from the date of execution of this AMENDMENT, be replaced by the following.

“4.2	In addition to the foregoing non-refundable payments, ASTRAZENECA shall pay SHIONOGI, on a country by country basis in the TERRITORY, the running royalties equal to the following:

(i)	For the first two (2) years after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(ii)	For the third (3rd) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

(iii)	For the fourth (4th) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(iv)	For the fifth (5th) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(v)	For the sixth (6th) year after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] percent ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

(vi)	For the seventh (7th) year, and for any subsequent year, after the first launch of the LICENSED PRODUCTS in each country of the TERRITORY:

[***] ([***]%) of the NET SALES of LICENSED PRODUCTS in such country

For the purposes of all of (i) to (vi) above, the calculations for the COMBINATION PRODUCTS shall be made in accordance with the formula described in Article 4.3.

In the event that, in a country in the TERRITORY, as reported by an internationally recognised independent supplier of sales data acceptable to ASTRAZENECA and SHIONOGI, the volume share of non-ASTRAZENECA derived LICENSED PRODUCTS that is commercialised represents [***] percent ([***]%) or more of the total sales of all LICENSED PRODUCTS in that country (hereinafter referred to as the “RELEVANT SHARE”), then the royalty rate in respect of the LICENSED PRODUCTS in that country will be [***] to [***] percent ([***]%), or [***] percent ([***]%) in the first three (3) years, as the case may be.

In the event that the RELEVANT SHARE exceeds [***] percent ([***]%), then ASTRAZENECA shall have the right to [***] in the given country.

The PARTIES acknowledge and agree that the foregoing will apply to situations in which, by reason of invalidity or absence of any PATENTS, ASTRAZENECA may be paying royalties based solely on its license to the KNOW-HOW and that the adjustments provided for in this Article have been established by the PARTIES as the means whereby in such a case the value of such license can be determined independently of the PATENTS during the remainder of the royalty period.”

Should payments of royalties pursuant to Article 4.2 in its version according to Section 1 of this

*** Certain information has been omitted pursuant to a request for confidential treatment and filed separately with the U.S. Securities and Exchange Commission.

AMENDMENT have already commenced by the time this revised Article 4.2 takes effect, then ASTRAZENECA shall no later than ninety (90) days of 30 April 2005 pay to SHIONOGI the amount, calculated up until that date, being the difference, if any, between the aggregate royalty amount payable pursuant to Article 4.2 in its version under this Section 3 and the royalty amount payable pursuant to Article 4.2 in its version under Section 1 of this AMENDMENT.

4.	Subject to the amendments made hereunder, the terms and conditions of the AGREEMENT shall be kept unchanged and have full force.

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT to be executed in duplicate by their duly authorised representatives on the date first above written.

Shionogi & Co., Ltd.		AstraZeneca UK Limited

	/s/ M. Shiono		/s/ Chris Petty
Name:	Mr Motozo Shiono	Name:	Mr C R W Petty

	President		Authorised Signatory